UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2009
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
9.01	Financial Statements and Exhibits

SECTION 8 - OTHER EVENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 29, 2009, Nord Resources Corporation (the "Company") increased the number of its authorized shares of Common Stock from 100,000,000 shares, par value $0.01 per share, to 200,000,000 shares, par value $0.01 per share. A copy of the Certificate of Amendment to the Company's Amended Certificate of Incorporation (the "Certificate of Amendment"), as filed with the Delaware Secretary of State to give effect to the increase in the Company's authorized shares of Common Stock, is filed as Exhibit 3.1 hereto.

The proposal to increase the Company's authorized shares of Common Stock was initially approved by the Company's Board of Directors for submission to the Company's stockholders on August 15, 2007, and is described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on September 24, 2007. The proposal and the form of the Certificate of Amendment was approved and adopted by the Company's stockholders at the Company's annual meeting held on October 24, 2007 on terms whereby the Board of Directors could proceed to file the Certificate of Amendment at any future time, thereby making the increase in authorized capital effective. Specifically, the Board of Directors was empowered, in its discretion, to: (a) abandon the proposed amendment to increase the authorized capital at any future time, or (b) file the Certificate of Amendment with the Delaware Secretary of State if the Board of Directors determined that it is in the best interests of the Company and its stockholders to proceed with the increase in authorized capital.

The Board of Directors, having concluded that the increase in the authorized shares of Common Stock provided for in the Certificate of Amendment is in the best interests of the Company and its stockholders, adopted a resolution dated June 19, 2009 authorizing the filing of the Certificate of Amendment with the Delaware Secretary of State.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
3.1	Certificate of Amendment filed with the Delaware Secretary of State on June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: June 30, 2009	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer